UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2009

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)

8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 17, 2009 Enable Holdings, Inc. (the “Company”) executed an Independent Consulting Agreement, effective as of March 15, 2009 (the “Agreement”) with Salzwedel Financial Communications, Inc. (the “Consultant”).  The Agreement expires, if not earlier pursuant to such Agreement, on May 15, 2010.

The Consultant will represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities.

For undertaking the engagement, for previous services rendered and for other good and valuable consideration, the Company has agreed to issue the Consultant a Commencement Bonus of 900,000 shares of Common Stock and a five-year warrant to purchase 3,000,000 shares of Common Stock at $0.25 per share.  Additionally the Company has agreed to pay the Consultant $8,000 cash per month.

 The Independent Consulting Agreement is attached hereto as Exhibit 10.1 and incorporated into this Report.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Independent Consulting Agreement, effective as of March 15, 2009, executed March 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 23, 2009

ENABLE HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
March 17, 2009	000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

10.1	Independent Consulting Agreement, effective as of March 15, 2009, executed March 17, 2009.